Exhibit A

                   Limited Liability Company Agreement


                                   of


                    First Defined Portfolio Fund, LLC
                  a Delaware Limited Liability Company

                                  as of

                             January 8, 1999



                   Limited Liability Company Agreement
                                   of
                    First Defined Portfolio Fund, LLC

James A. Bowen (the "Member") hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability
Company Act, 6 Del. C. Section 18-101, et seq. (the "Act") and hereby declares the following to be the Limited Liability Company Agreement (the "Agreement") of such limited liability company:

                                Recitals:

Whereas, the parties have agreed to organize and operate a limited liability company in accordance with the terms and subject to the conditions set forth in this Agreement.

Now, Therefore, for good and valuable consideration, the parties, intending legally to be bound, agree as follows:

                                Article I

                               Definitions

Section 1.1. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

          (a) "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

          (b) "Agreement" means this limited liability company agreement, as amended from time to time.

          (c) "Board of Trustees" refers initially to James A. Bowen and, thereafter, to any other individuals who at the time in question have been duly elected or appointed and qualified in accordance with
Article V hereof and are then in office; no member of the Board of Trustees shall be deemed to be a "Manager" as defined in the Act, although the Board of Trustees, collectively, shall be deemed to be the sole "Manager" under the Act whose rights and duties are limited as set forth herein.

          (d) "Bylaws" shall mean the Operating Bylaws of the Company included herewith as Exhibit A as amended from time to time.

          (e) "Certificate" means the Certificate of Formation of the Company provided for in the Act, as originally filed in the office of Secretary of State of Delaware and as amended from time to time, as the context may require.

          (f)  "Member" means a record owner of a Membership Interest.

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          (g)  "Membership Interests" shall mean a limited liability company interest issued and authorized pursuant to Article IV hereof and having the rights, preferences, and designations set forth therein, in this Agreement, in the Bylaws, and, to the extent not inconsistent with this Agreement, the Act.

          (h) "Variable Annuity Owners" means the parties who have variable annuity policies (the "Policies") with American Skandia Life Assurance Corporation ("American Skandia") that utilize American Skandia Life Assurance Corporation Variable Account B to fund the benefits of the Policies and who have indirect rights in the Membership Interests pursuant to the Policies into which such parties have entered.

          (i) The "1940 Act" refers to the Investment Company Act of 1940 (and any successor statute) and the Rules and Regulations thereunder, all as amended from time to time; and

          (j) The terms "Commission," "Interested Person," "Principal Underwriter" and "Vote of a Majority of the Outstanding Voting
Securities" shall have the meanings ascribed to them in the 1940 Act.

                               Article II

                                Formation

Section 2.1. Organization. Pursuant to the Act, an authorized person of the Company, W. Scott Jardine, filed the Certificate on January 8, 1999 establishing the Company as a Delaware limited liability company on that date. Except as set forth in Section 2.3 hereof, in accordance with Section 18-201(d) of the Act, this Agreement is effective as of formation of the Company on January 8, 1999. Mr. Jardine and any other person appointed by the Board of Trustees or the President of the Company shall serve as an authorized person of the Company for purposes of executing and filing with the Delaware Secretary of State any amendments to the Certificate. Such an authorized person shall from time to time hereafter, as may be required by law or as may be determined by the Board of Trustees or the President of the Company, do all filings, recordings and other acts as may be appropriate to enable the Company to comply with the provisions of the Act.

Section 2.2. Intent. It is the intent of the Member that the Company shall always be operated in a manner consistent with its treatment as a "disregarded entity" for federal and state income tax purposes. The Member shall not take any action inconsistent with the express intent of the parties hereto.

Section 2.3. Name of the Company. The name under which the Certificate of the Company was filed was "First Defined Portfolio Management Fund LLC." Effective from and after June 8, 1999, the date the Certificate was amended to reflect a change in name of the Company, the name of the Company has been and continues to be "First Defined Portfolio Fund, LLC." The Board of Trustees may change, and pursuant to
Section 8.2 hereof shall change, the name of the Company from time to

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time, and the Company may do business under any other name or names determined by the Board of Trustees.

Section 2.4. Purpose. The purpose of the Company is to transact any and all lawful business to which the Member agrees and for which limited liability companies may be organized under the Act. The Company shall have any and all powers necessary or desirable to carry out the purposes and business of the Company, to the extent that the same is lawfully exercised by limited liability companies ("LLCs") under the Act.

Section 2.5.        Waiver of Compliance.  No provision of this
Agreement shall be effective to require a waiver of compliance with any provisions of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Commission thereunder.

Section 2.6. Term. The Company shall have perpetual existence, unless sooner terminated as provided in this Agreement or the Act.

Section 2.7. Member. (a) There shall be a single Member. The Member shall be entitled to vote on all Company matters in which a Member is entitled to vote or consent pursuant to this Agreement, the By-laws, and, to the extent not inconsistent with this Agreement or the By-laws, the Act. As of the date of this Agreement, the Member shall initially be James A. Bowen. Mr. Bowen shall transfer his Membership Interests and his status as a Member to American Skandia Life Assurance Corporation Variable Account B ("Variable Account B"), or any successor thereof pursuant to a merger or other reorganization. In connection with such transfer, Variable Account B shall be deemed admitted to the Company as a substitute Member in respect of Mr. Bowen's Membership Interests. Upon the transfer, Mr. Bowen shall be deemed withdrawn as the Member of the Company in respect of such Membership Interests. At no point may the Company have more than one Member. The address, capital contribution and the Membership Interests of the sole Member are set forth on Exhibit B hereto, as it may be amended from time to time.

    (b) The Member shall have the power to exercise any and all rights or powers granted to the Member pursuant to the express terms of this Agreement or as otherwise required by the Act. Except as otherwise specifically provided by this Agreement or required by the Act, the Member shall not have the power to act for or on behalf of, or to bind, the Company.

Section 2.8. Variable Annuity Owners and Voting Rights. At such time as Variable Account B is admitted as the Member of the Company, to the extent required by applicable laws, regulations and Commission positions, the Member is obligated to vote each Membership Interest in a manner consistent with the instructions of the Variable Annuity Owner, if any, who has an indirect right in the Membership Interest pursuant to a Policy issued by American Skandia.

Accordingly, to the extent so required by applicable laws, regulations and Commission positions, any reference in this Agreement, the By-laws, or the Act to the voting rights of the Member or of the Membership Interests, quorum requirements or other matters requiring the vote or consent of the Member or of the Membership Interests, shall be construed

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to require the Member to vote, consent or otherwise act in a manner that is consistent with the instructions of the Variable Annuity Owners.

                               Article III

              Registered Agent; Principal Place of Business

Section 3.1. Registered Office; Principal Place of Business. The registered office of the Company in the State of Delaware shall be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, or at any other place within the State of Delaware upon which the Board of Trustees agree. The principal office and place of business of the Company in the State of Illinois shall be located at 1001 Warrenville Road, Suite 300, Lisle, Illinois 60532, or at any other place which the Board of Trustees shall determine.

Section 3.2. Registered Agent. The name and address of the Company's resident agent in the State of Delaware shall be The Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805. At any time, the Board of Trustees may designate another registered agent and/or registered office.

                               Article IV

                          Membership Interests

Section 4.1. Membership Interests. The Membership Interests in the Company shall be divided into such transferable Membership Interests, of such series or classes, and of such designations and with such rights, preferences, privileges and restrictions as shall be determined by the Board of Trustees in its sole discretion, without Member approval, from time to time and shall initially consist of one class of transferable Membership Interests. The number of Membership Interests is unlimited and each Membership Interest shall be fully paid and nonassessable. The Board of Trustees shall have full power and authority, in its sole discretion and without obtaining any prior authorization or vote of the Member of the Company (including in its capacity as the Member of any series or class of Membership Interests), to create and establish (and to change in any manner) Membership Interests or any series or classes thereof with such preferences, voting powers, rights and privileges as the Board of Trustees may from time to time determine; to divide or combine the Membership Interests or the Membership Interests of any series or classes thereof into a greater or lesser number; to classify or reclassify any issued Membership Interests into one or more series or classes of Membership Interests; to abolish any one or more series or classes of Membership Interests; to create Membership Interests that may be senior to outstanding Membership Interests; and to take such other action with respect to the Membership Interests as the Board of Trustees may deem desirable. Except as may be specifically set forth in Section 4.2 of this Article IV or in an instrument establishing and designating classes or series of Membership Interests, the Membership Interests shall have the powers, preferences, rights, qualifications, limitations and restrictions described below:

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          (i)  In the event of the termination of the Company the Member shall be entitled to receive pro rata the net distributable assets of the Company;

          (ii) The Member shall be entitled to one vote for each Membership Interest held on each matter submitted to a vote of the Member as a single class. However, where separate class or series voting is specifically provided for herein or pursuant to applicable law, only Membership Interests of such class or series are entitled to vote.

          (iii)Distributions to the Member, when made by the Board of Trustees, which shall be paid in cash or reinvested in full and fractional Membership Interests of the Company as the Board of Trustees shall direct;

          (iv) Any Membership Interests purchased or redeemed by the Company shall be retired automatically;

          (v) Membership Interests may be issued from time to time, without the vote of the Member (or, if the Board of Trustees in its sole discretion deem advisable, with a vote of the Member), either for cash or for such other consideration (which may be in any one or more instances a certain specified consideration or certain specified considerations) and on such terms as the Board of Trustees, from time to time, may deem advisable, and the Company may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities); and

          (vi) The Company may issue Membership Interests in fractional denominations to the same extent as its whole Membership Interests, and Membership Interests in fractional denominations shall be Membership Interests having proportionately to the respective fractions represented thereby all the rights of whole Membership Interests, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon termination of the Company. The Board of Trustees may from time to time, without the vote of the Member, divide or combine Membership Interests into a greater or lesser number without thereby changing the Member's proportionate Membership Interests in the Company.

Section 4.2.        Establishment of Series and Classes of Membership
Interests.

    (a) Series. The Board of Trustees, in its sole discretion, without obtaining any prior authorization or vote of the Member of the Company or of the Member of any series or class of Membership Interests, from time to time may authorize the division of Membership Interests into two or more series, the number and relative rights, privileges and preferences of which shall be established and designated by the Board of Trustees, in its discretion, upon and subject to the following provisions:

          (i) All Membership Interests shall be identical except that there may be such variations as shall be fixed and determined by the Board of Trustees between different series as to purchase price, right of redemption, and the price, terms and manner of redemption, and special and relative rights as to dividends and on liquidation.

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          (ii) The number of Membership Interests of each series that may be issued shall be unlimited. The Board of Trustees may classify or reclassify any unissued Membership Interests or any Membership Interests previously issued and reacquired of any series into one or more series that may be established and designated from time to time.

          (iii)The power of the Board of Trustees to invest and reinvest the assets of the Company allocated or belonging to any particular series shall be governed by Section 6.1 of Article VI hereof unless otherwise provided in the instrument of the Board of Trustees establishing such series which is hereinafter described.

          (iv) Each Membership Interest of a series shall represent an interest in the net assets allocated or belonging to such series only, and such interest shall not extend to the assets of the Company generally. Dividends and distributions on Membership Interests of a particular series may be paid with such frequency as the Board of Trustees may determine, which may be monthly or otherwise, pursuant to a standing vote or votes adopted only once or with such frequency as the Board of Trustees may determine, to the Member, as the sole holder of Membership Interests of such series, from such of the income and capital gains, accrued or realized, from the assets belonging to that series. All dividends and distributions on Membership Interests of a particular series shall be distributed pro rata to the Member, as the sole holder of Membership Interests of that series, in proportion to the number of Membership Interests of that series held by the Member at the date and time of record established for the payment of such dividends or distributions. Membership Interests of any particular series of the Company may be redeemed solely out of the assets of the Company allocated or belonging to that series. Upon liquidation or termination of a series of the Company, the Member, as the sole holder of Membership Interests of such Series, shall be entitled to receive a pro rata share of the net assets of such series only.

          (v) Notwithstanding any provision hereof or in an instrument establishing and designating classes or series of Membership Interests to the contrary, on any matter submitted to a vote of the Member of the Company, all Membership Interests then entitled to vote shall be voted by individual series, except that (i) when required by the 1940 Act to be voted in the aggregate, Membership Interests shall not be voted by individual series, (ii) when the Board of Trustees has determined that the matter affects only the interests of the Member in its capacity as holder of one or more series, only the Member in its capacity as a holder of such series shall be entitled to vote thereon, and (iii) all series shall vote together on the election of Trustees.

          (vi) The establishment and designation of any series of Membership Interests shall be effective upon the execution by a majority of the Board of Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series or as otherwise provided in such instrument.

    (b) Classes. Notwithstanding anything in this Agreement to the contrary, the Board of Trustees may, in its discretion, without

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obtaining any prior authorization or vote of the Member of the Company
(including in its capacity as holder of any series or class of Membership Interests), from time to time authorize the division of Membership Interests of the Company or any series thereof into Membership Interests of one or more classes upon the execution by a majority of the Board of Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such class or classes. The Board of Trustees may create new classes that may be senior to existing classes. All Membership Interests of a class shall be identical with each other and with the Membership Interests of each other classes of the same series except for such variations between classes as may be approved by the Board of Trustees and set forth in such instrument of establishment and designation and be permitted under the 1940 Act or pursuant to any exemptive order issued by the Commission.

Section 4.3. Ownership of Membership Interests. The ownership and transfer of Membership Interests shall be recorded on the books of the Company or its transfer or similar agent. The Board of Trustees may make such rules as they consider appropriate for the transfer of Membership Interests and similar matters. The record books of the Company, as kept by the Company or any transfer or similar agent of the Company, shall be conclusive as to who is the Member.

Section 4.4. No Preemptive Rights, Etc. The Member shall not have any right to acquire, purchase or subscribe for any Membership Interests or securities of the Company which it may hereafter issue or sell, other than such right, if any, as the Board of Trustees in its discretion may determine. The Member shall have no appraisal rights with respect to its Membership Interests and, except as otherwise determined by resolution of the Board of Trustees in its sole discretion, shall have no exchange or conversion rights with respect to its Membership Interests.

Section 4.5. Assets and Liabilities of Series. In the event that the Company, pursuant to Section 4.2 of this Article IV, shall authorize the division of Membership Interests into two or more series, the following provisions shall apply:

          (a) All consideration received by the Company for the issue or sale of Membership Interests of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes and shall be segregated from the assets of any other series, and shall be so recorded upon the books of the Company as set forth in the instrument of establishment and designation for such Membership Interests. Such consideration, assets, income, earnings, profits and proceeds, including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Asset Items (as hereinafter defined) allocated to that series as provided in the following sentence, are herein referred to as "assets belonging to" that series. In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular series (collectively "General Asset Items"), the Board of Trustees shall allocate such General Asset Items to and among any one or more of the series created from time to time in such manner and on such basis as it, in its sole discretion, deem fair and

Page 7

equitable; and any General Asset Items allocated to a particular series shall thereafter constitute "assets belonging to" that series. Each such allocation by the Board of Trustees shall be conclusive and binding upon the Member in its capacity as a holder of any and all series for all purposes.

          (b) The assets belonging to a particular series shall be charged with the liabilities of the Company in respect of that series and with all expenses, costs, charges and reserves attributable to that series and shall be so recorded upon the books of the Company. Liabilities, expenses, costs, charges and reserves charged to a particular series, together with any General Liability Items (as hereinafter defined) allocated to that series as provided in the following sentence, are herein referred to as "liabilities belonging to" that series and shall be segregated from the liabilities of any other series. In the event there are any general liabilities, expenses, costs, charges or reserves of the Company which are not readily identifiable as belonging to any particular series (collectively "General Liability Items"), the Board of Trustees shall allocate and charge such General Liability Items to and among any one or more of the series created from time to time in such manner and on such basis as the Board of Trustees in its sole discretion deem fair and equitable; and any General Liability Items so allocated and charges to a particular series shall thereafter constitute "liabilities belonging to" that series. Each such allocation by the Board of Trustees shall be conclusive and binding upon the Member in its capacity as a holder of any and all series for all purposes.

Section 4.6. Status of Membership Interests and Limitation of Personal Liability. Membership Interests shall be deemed to be personal property giving only the rights provided in this instrument. The Member by virtue of having become the Member shall be held to have expressly assented and agreed to the terms of this Agreement and to have become a party thereto. Ownership of Membership Interests shall not entitle the Member to any title in or to the whole or any part of the Company property or right to call for a partition or division of the same or for an accounting. Except for explicitly set forth herein, neither the Trustees, nor any officer, employee or agent of the Company shall have any power to bind the Member personally or to call upon the Member for the payment of any sum of money or assessment whatsoever other than such as the Member may at any time personally agree to pay by way of subscription for any Membership Interests or otherwise.

                                Article V

                              The Trustees

Section 5.1 Management of the Company. The business and affairs of the Company shall be managed by the Board of Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.

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Section 5.2.        Qualification and Number.  Each Trustee shall be a
natural person. A Trustee need not be the Member, a citizen of the United States, or a resident of the State of Delaware. By the vote or consent of a majority of the Trustees then in office, the Board of Trustees may fix the number of Trustees at a number not less than one
(1) nor more than twelve (12) and may fill the vacancies created by any such increase in the number of Trustees. Except as determined from time to time by resolution of the Board of Trustees, no decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 5.4 of this Article V.

Section 5.3. Term and Election. Each Trustee shall hold office until the next meeting of the Member is called, in accordance with this Agreement and the By-Laws, for the purpose of considering the election or re-election of such Trustee or of a successor to such Trustee, and until his successor is elected and qualified, and any Trustee who is appointed by the Board of Trustees in the interim to fill a vacancy as provided hereunder shall have the same remaining term as that of his predecessor, if any, or such term as the Board of Trustees may determine. Any vacancy resulting from a newly created Trusteeship or the death, resignation, retirement, removal, or incapacity of a Trustee may be filled by the affirmative vote or consent of a majority of the Trustees then in office.

Section 5.4. Resignation and Removal. Any Trustee may resign his position or retire as a Trustee (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee who has become incapacitated by illness or injury as determined by a majority of the other Trustees, may be retired by written instrument signed by a majority of the other Trustees. Except as aforesaid, any Trustee may be removed from office only for "Cause" (as hereinafter defined) and only (i) by action of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Membership Interests, or (ii) by written instrument, signed by at least sixty-six and two-thirds percent (66-2/3%) of the remaining Trustees, specifying the date when such removal shall become effective. "Cause" shall require willful misconduct, dishonesty, fraud or a felony conviction as determined by at least sixty-six and two-thirds percent (66-2/3%) of the remaining Trustees.

Section 5.5. Vacancies. The death, declination, resignation, retirement, removal, or incapacity, of the Trustees, or any one of them, shall not operate to annul the Company or to revoke any existing agency created pursuant to the terms of this Agreement. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, or the number of Trustees as fixed is reduced, the Trustees in office, regardless of their number, shall have all the powers granted to the Board of Trustees, and during the period during which any such vacancy shall occur, only the Trustees then in office shall be counted for the purposes of the existence of a quorum or any action to be taken by such Board of Trustees.

Section 5.6. Voting Requirements. In addition to the voting requirements imposed by law or by any other provision of this Agreement, the provisions set forth in this Article V may not be amended, altered

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or repealed in any respect, nor may any provision inconsistent with this
Article V be adopted, without the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Membership
Interests. In the event the outstanding Membership Interests of any series or class are required by law or any other provision of this Agreement to approve such an action by a class vote of such Membership Interests, such action must be approved by at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Membership Interests of such series or class or such other percentage as may be required by law or any other provision of this Agreement.

                               Article VI

                           Powers of Trustees

Section 6.1. Powers. The Board of Trustees in all instances shall have full, absolute and exclusive power, control and authority over the Company assets and the business and affairs of the Company.
The Board of Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Company. The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers. In construing the provisions of this Agreement, there shall be a presumption in favor of the grant of powers and authority to the Board of Trustees. The Member, in its capacity as the Member, shall not have any power to act for, sign for or do any act, that would bind the Company except as set forth herein or as determined by the Board of Trustees. Subject to any applicable limitation in this Agreement, the Board of Trustees shall have power and authority:

          (a) To invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to sell or otherwise dispose of, to lend or to pledge, to trade in or deal in securities or interests of all kinds, however evidenced, or obligations of all kinds, however evidenced, or rights, warrants, or contracts to acquire such securities, interests, or obligations, of any private or public company, corporation, association, general or limited partnership, trust or other enterprise or organization foreign or domestic, or issued or guaranteed by any national or state government, foreign or domestic, or their agencies, instrumentalities or subdivisions (including but not limited to, bonds, debentures, bills, time notes and all other evidences or indebtedness); negotiable or nonnegotiable instruments; any and all options and futures contracts, derivatives or structured securities; government securities and money market instruments (including but not limited to, bank certificates of deposit, finance paper, commercial paper, bankers acceptances, and all kinds of repurchase agreements) and, without limitation, all other kinds and types of financial instruments;

          (b) To adopt Bylaws not inconsistent with this Agreement providing for the conduct of the business of the Company and to amend and repeal them to the extent that they do not reserve that right to the Member. Such Bylaws are attached hereto as Exhibit A and may be amended from time to time;

Page 10


          (c) To elect and remove such officers and appoint and terminate such agents and authorized persons as they consider appropriate;

          (d)  To set record dates for any purpose;

          (e) To delegate such authority as they consider desirable to any officers of the Company and to any investment adviser, investment subadviser, transfer agent, custodian, underwriter, administrator or other independent contractor or agent;

          (f) Subject to Section 9.1 hereof, to merge or consolidate the Company with any other corporation, association, trust or other organization; or to sell, convey, transfer, or lease all or substantially all of the assets of the Company;

          (g) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Board of Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Board of Trustees shall deem proper;

          (h) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

          (i) To hold any security or property, whether in bearer, unregistered or other negotiable form; or either in their or the Company's name or in the name of a custodian or a nominee or nominees;

          (j) To issue, sell, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer and otherwise deal in a Membership Interest and in any options, warrants or other rights to purchase a Membership Interest;

          (k) To set apart, from time to time, out of any funds of the Company a reserve or reserves for any proper purpose, and to abolish any such reserve;

          (l) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is held in the Company; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Company;

          (m) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Company or any matter in controversy including, but not limited to, claims for taxes;

          (n)  To make distributions to the Member;

          (o) To borrow money and to pledge, mortgage, or hypothecate the assets of the Company;

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          (p)  To establish, from time to time, a minimum total
investment for the Member, and to require the redemption of the Membership Interests of the Member if the investment is less than such minimum upon such terms as shall be established by the Board of Trustees;

          (q) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Board of Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Board of Trustees shall deem proper;

          (r) To purchase and pay for out of Company property such insurance as they may deem necessary or appropriate for the conduct of the business of the Company, including, without limitation, insurance policies insuring the assets of the Company and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Member, Trustees, officers, employees, agents, investment advisers, investment subadvisers or managers, principal underwriters, or independent contractors of the Company individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Member, Trustee, officer, employee, agent, investment adviser, subadviser or manager, principal underwriter, or independent contractor, whether or not any such action may be determined to constitute negligence, and whether or not the Company would have the power to indemnify such person against such liability; and

          (s) To pay pensions for faithful service, as deemed appropriate by the Board of Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, Membership Interest purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Company.

Any determination made by or pursuant to the direction of the Board of Trustees in good faith and consistent with the provisions of this Agreement shall be final and conclusive and shall be binding upon the Company and the Member, including, but not limited to the following matters: the amount of the assets, obligations, liabilities and expenses of the Company; the amount of the net income of the Company from dividends, capital gains, interest or other sources for any period and the amount of assets at any time legally available for the payment of dividends or distributions; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged); the market value, or any quoted price to be applied in determining the market value, of any security or other asset owned or held by the Company; the fair value of any security for which quoted prices are not readily available, or of any other asset owned or held by the Company; the number of Membership Interests of the Company issued; the net asset value per Membership Interest; any matter relating to the acquisition, holding and depositing of securities and other assets by the Company; any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, a borrowing, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of, any securities, and any matter relating to the issue, sale, redemption, repurchase, and/or other acquisition or disposition of Membership Interests of the Company. No provision of this Agreement shall be effective to protect or purport to protect any Trustee or officer of the Company against any liability to the Company or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 6.2. Manner of Acting; Operating Bylaws. The Bylaws shall make provision from time to time for the manner in which the Board of Trustees may take action, including, without limitation, at meetings within or without Delaware, including meetings held by means of a conference telephone or other communications equipment, or by written consents, the quorum and notice, if any, that shall be required for any meeting or other action, and the delegation of some or all of the power and authority of the Board of Trustees to any one or more committees which they may appoint from its own number, and terminate, from time to time.

                               Article VII

                         Expenses of the Company

The Trustees shall have the power to reimburse themselves from the Company property for its expenses and disbursements, to pay reasonable compensation to themselves from the Company property, and to incur and pay out of the Company property any other expenses which in the opinion of the Board of Trustees are necessary or incidental to carry out any of the purposes of this Agreement, or to exercise any of the powers of the Trustees hereunder.

                              Article VIII

                     Investment Adviser, Underwriter
                           and Transfer Agent

Section 8.1. Investment Adviser. The Company may enter into written contracts with one or more persons (which term shall include any firm, corporation, trust or association), to act as investment adviser or investment subadviser to the Company, and as such to perform such functions as the Board of Trustees may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions, under such terms and conditions, and for such compensation, as the Board of Trustees may in its discretion deem advisable. However, the Board of Trustees is responsible for the general supervision of the duties performed for the Company by any such party.

Section 8.2. Change of Name. Upon the termination of any contract with First Trust Advisors L.P., or any corporation affiliated with Nike Securities L.P., acting as investment adviser or manager, the Board of Trustees is hereby required to promptly change the name of the Company to a name which does not include "First Defined Portfolio", "First Trust" or "Nike" or any approximation or abbreviation thereof.

Section 8.3. Underwriter; Transfer Agent. The Company may enter into a written contract or contracts with an underwriter or underwriters or distributor or distributors whereby the Company may either agree to sell Membership Interests to the other party or parties to the contract or appoint such other party or parties its sales agent or agents for such Membership Interests and with such other provisions as the Board of Trustees may deem reasonable and proper, and the Board of Trustees may in its discretion from time to time enter into transfer agency, administrative services and/or Member service contract(s), in each case with such terms and conditions, and providing for such compensation, as the Board of Trustees may in its discretion deem advisable.

Section 8.4. Parties to Contract. Any contract of the character described in Sections 8.1 and 8.3 of this Article VIII or in Article X hereof may be entered into with any corporation, firm, partnership, trust or association, including, without limitation, the investment adviser, any investment subadviser or an affiliate of the investment adviser or investment subadviser, although one or more of the Board of Trustees or officers of the Company may be an officer, director, trustee, shareholder, or member of such other party to the contract, or otherwise interested in such contract and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Company under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VIII, Article X, or the Bylaws, the parties hereto hereby agreeing that no such inconsistency exists between the terms hereof and any provision of that certain Distribution Agreement, Services Agreement, Fund Participation Agreement, Administrative Services Agreement, Custody Agreement, License and Sub-License Agreements, Investment Advisory and Management Agreement, Name Agreement, Foreign Custody Management Agreement, Share Purchase Agreement and Fund Participation Agreement each of which having been approved by the Board of Directors involving the Company and various service providers. The same person (including a firm, corporation, partnership, trust or association) may be the other party to contracts entered into pursuant to Sections 8.1 and 8.3 above or Article X, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 8.4.

                               Article IX

                   Member's Voting Powers and Meetings

Section 9.1. Voting Powers. The Member shall have power to vote only: (a) for the election or removal of Trustees as provided in Article

V, (b) with respect to any investment advisory or management contract to the extent required by the 1940 Act, (c) with respect to any termination of the Company or a series thereof to the extent and as provided in this
Section 9.1, (d) with respect to any amendment of this Agreement to the extent and as provided in Section 13.4, (e) with respect to a merger or consolidation of the Company or any series thereof with any corporation, association, trust or other organization or a reorganization or recapitalization of the Company or series thereof, or a sale, lease or transfer of all or substantially all of the assets of the Company or any series thereof (other than in the regular course of the Company's investment activities) to the extent and as provided in this Section 9.1, and (f) with respect to such additional matters relating to the Company as may be required by law, the 1940 Act, this Agreement, the Bylaws of the Company, or any registration of the Company with the Commission or any State, or as the Board of Trustees may consider necessary or desirable. As provided in Section 2.8 of this Agreement, to the extent required by applicable laws, regulations and Commission positions, the Member is required to submit matters requiring a vote to the Variable Annuity Owners and to vote each Membership Interest in accordance with the instructions of the Variable Annuity Owner who has an indirect right in the Membership Interest pursuant to a Policy issued by American Skandia.

An affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Membership Interests of the Company (or, in the event of any action set forth below affecting only one or more series or classes of the Company, an affirmative vote of at least sixty-six and two-thirds percent of the outstanding Membership Interests of such affected series or class) shall be required to approve, adopt or authorize (i) a merger or consolidation of the Company or a series of the Company with any corporation, association, trust or other organization or a reorganization or recapitalization of the Company or a series of the Company, (ii) a sale, lease or transfer of all or substantially all of the assets of the Company or series of the Company (other than in the regular course of the Company's investment activities), or (iii) a termination of the Company or a series of the Company (other than a termination by the Board of Trustees as provided for in Section 13.1 hereof), unless in any case such action is recommended by the Board of Trustees, in which case the affirmative Vote of a Majority of the Outstanding Voting Securities of the Company or the affected series or class shall be required.

Section 9.2. Meetings. Meetings of the Member of the Company ( in its capacity as such or in the particular capacity as holder of the Membership Interests of one or more series thereof) may be called and held from time to time, for the purpose of taking action upon any matter requiring the vote or authority of the Member as herein provided or upon any other matter deemed by the Board of Trustees to be necessary or desirable. Such meetings are not required except as set forth herein or in the Bylaws. Meetings of the Member shall be held at such place within the United States as shall be fixed by the Board of Trustees, and stated in the notice of the meeting. Meetings of the Member may be called by the Board of Trustees and shall be called by the Board of Trustees if the Board of Trustees receives written requests representing at least one-tenth of the outstanding Membership Interests entitled to vote. The Member shall be entitled to at least ten days' written notice of any meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of the adjournment.

Section 9.3. Quorum and Action. (a) The Trustees shall set in the Bylaws the quorum required for the transaction of business by the Member at a meeting, which quorum shall in no event be less than thirty percent (30%) of the Membership Interests entitled to vote at such meeting. If a quorum is present when a duly called or held meeting is convened, the Membership Interests present may continue to transact business until adjournment, even though the withdrawal of a number of Membership Interests originally present leaves less than the proportion or number otherwise required for a quorum.

    (b) The Member shall take action by the affirmative vote of a majority, except in the case of the election of the Board of Trustees which shall only require a plurality, of the Membership Interests present in person or by proxy and entitled to vote at a meeting of the Member at which a quorum is present, except as may be otherwise required by the 1940 Act or any provision of this Agreement or the Bylaws. As provided in Section 2.8 of this Agreement, to the extent required by applicable laws, regulations and Commission positions, the Member is required to submit matters requiring a vote to the Variable Annuity Owners and to vote each Membership Interest in accordance with the instructions of the Variable Annuity Owner who has an indirect right in the Membership Interest pursuant to a Policy issued by American Skandia.

Section 9.4. Voting. Each whole Membership Interest shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Membership Interest shall be entitled to a proportionate fractional vote, except that Membership Interests held in the treasury of the Company shall not be voted. In the event that there is more than one series of the Membership Interests, Membership Interests shall be voted by individual series on any matter submitted to a vote of the Member of the Company except as provided in Sections 4.2(a)(v) and 4.2(b). There shall be no cumulative voting in the election of Board of Trustees or on any other matter submitted to a vote of the Member. Membership Interests may be voted in person or by proxy.
 Until Membership Interests are issued, the Board of Trustees may exercise all rights of the Member and may take any action required or permitted by law, this Agreement or the Bylaws of the Company to be taken by the Member.

Section 9.5. Action by Written Consent in Lieu of Meeting of the Member. Any action required or permitted to be taken at a meeting of the Member may be taken without a meeting by written action signed by the Member in the respective capacity as holder of whichever Membership Interests are otherwise required hereunder to be entitled to vote with respect to such action. The written action is effective when it has been signed by all of those parties, unless a different effective time is provided in the written action.

                                Article X

                                Custodian

All securities and cash of the Company shall be held by one or more custodians and subcustodians, each meeting the requirements for a custodian contained in the 1940 Act, or shall otherwise be held in accordance with the 1940 Act.

                               Article XI

                      Distributions and Redemptions

Section 11.1. Distributions. The Board of Trustees may in its sole discretion from time to time declare and pay, or may prescribe and set forth in a duly adopted vote or votes of the Board of Trustees, the bases and time for the declaration and payment of, such dividends and distributions to the Member as they may deem necessary or desirable, after providing for actual and accrued expenses and liabilities (including such reserves as the Board of Trustees may establish) determined in accordance with good accounting practices.

Section 11.2. Redemption of Membership Interests. All Membership Interests of the Company shall be redeemable as directed by the Member in accordance with this Agreement, at the redemption price determined in the manner set out in this Agreement. The Company shall redeem the Membership Interests of the Company or any series or class thereof at the price determined as hereinafter set forth, upon the appropriately verified application of the Member (or upon such other form of request as the Board of Trustees may determine) at such office or agency as may be designated from time to time for that purpose by the Board of Trustees. The Board of Trustees may from time to time specify additional conditions, not inconsistent with the 1940 Act, regarding the redemption of Membership Interests in the Company's then effective prospectus under the Securities Act of 1933.

Section 11.3. Redemption Price. Membership Interests shall be redeemed at their net asset value (less any applicable redemption fee or sales charge) determined as set forth in Section 11.7 of this Article XI as of such time as the Board of Trustees shall have theretofore prescribed by resolution. In the absence of such resolution, the redemption price of Membership Interests submitted for redemption shall be the net asset value of such Membership Interests next determined as set forth in such Section hereof after receipt of such application.

Section 11.4. Payment. Payment of the redemption price of Membership Interests of the Company or any series or class thereof shall be made in cash or in property or partly in cash and partly in property to the Member at such time and in the manner, not inconsistent with the 1940 Act or other applicable laws, as may be specified from time to time in the Company's then effective prospectus under the Securities Act of 1933.

Section 11.5. Redemption of Member's Interest. The Board of Trustees, in its sole discretion, may cause the Company to redeem all of the Membership Interests of the Company or one or more series of the Company held by the Member if the value of such Membership Interests held by the Member is less than the minimum amount established from time to time by the Board of Trustees.

Section 11.6.            Suspension of Right of Redemption.
Notwithstanding the foregoing, the Company may postpone payment of the redemption price and may suspend the right of the Member to require the Company to redeem Membership Interests (a) during any period when the New York Stock Exchange (the "Exchange") is closed (other than customary weekend and holiday closings), (b) when trading in the markets the

Company normally utilizes is restricted, or an emergency exists as determined by the Commission so that disposal of the Company's investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the Commission may by order, rule or otherwise permit.

Section 11.7. Determination of Net Asset Value and Valuation of Portfolio Assets. The Board of Trustees may in its sole discretion from time to time prescribe and shall set forth in the Bylaws or in a duly adopted vote or votes of the Board of Trustees such bases and times for determining the per Membership Interest net asset value of the Membership Interests and the valuation of portfolio assets as they may deem necessary or desirable.

The Company may suspend the determination of net asset value during any period when it may suspend the right of the Member to require the Company to redeem Membership Interests.

                               Article XII

               Limitation of Liability and Indemnification

Section 12.1. Limitation of Liability. No personal liability for any debt or obligation of the Company or any Series shall attach to any Trustee, Member, officer, employee or authorized person of the Company. Without limiting the foregoing, a Trustee shall not be responsible for or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser, subadviser, authorized person, principal underwriter or custodian of the Company or any Series, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee. In addition, a Trustee is not obligated to supervise those persons. Nothing contained herein shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Every note, bond, contract, instrument, certificate, Membership Interest or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Company or the Trustees or any of them in connection with the Company shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as Trustees or Trustee and neither such Trustees or Trustee nor the Member shall be personally liable thereon.

All persons extending credit to, contracting with or having any claim against the Company or any applicable series of the Company shall look only to the assets of the Company or the applicable series of the Company, as the case may be, for payment under such credit, contract or claim; and neither the Member nor the Trustees, nor any of the Company's officers, employees, authorized persons or agents, whether past, present or future, shall be personally liable therefor.

    Section 12.2. Board of Trustees' Good Faith Action, Expert Advice, No Bond or Surety. To the extent that, at law or in equity, the Member or a Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Member or a Trustee:

(i) The Member or any Trustee acting under the Agreement shall not be liable to the Company, to the Member or to a Trustee, as the case may be, for the Member's or Trustee's good faith reliance on the provisions of the Agreement; and

(ii) The Member's or a Trustee's duties and liabilities may be expanded or restricted by provisions in the Agreement.

Without limiting the generality of the foregoing, the exercise by the Board of Trustees of its powers and discretions thereunder shall be binding upon everyone interested. A Trustee shall be liable only for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Agreement and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Company and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into hereunder. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 12.3. Liability of Third Persons Dealing with Board of Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Board of Trustees or to see to the application of any payments made or property transferred to the Company or upon its order.

Section 12.4. Indemnification. (a) Subject to the exceptions and limitations contained in this Section 12.4, every person who is, or has been, a Trustee, director, officer, employee, authorized person or agent of the Company, including persons who serve at the request of the Company as Trustees, officers, employees, authorized persons or agents, of another organization in which the Company has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person"), shall be indemnified by the Company to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Trustee, director, officer, employee, authorized person or agent and against amounts paid or incurred by him in settlement thereof.

(b)  No indemnification shall be provided hereunder to a Covered Person:

          (i) against any liability to the Company or the Member by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

          (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company; or

          (iii)in the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a) or (b)) and resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition, or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct:

     (A) by a vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

     (B)  by written opinion of independent legal counsel.

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Company, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Company personnel other than Covered Persons may be entitled by contract or otherwise under law.

(d) Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this Section 12.4 shall be advanced by the Company prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 12.4, provided that either:

          (i) such undertaking is secured by a surety bond or some other appropriate security or the Company shall be insured against losses arising out of any such advances; or

          (ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

As used in this Section 12.4, a "Disinterested Trustee" is one (x) who is not an Interested Person of the Company (including anyone, as such Disinterested Trustee, who has been exempted from being an Interested Person by any rule, regulation or order of the Commission), and (y) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending.

As used in this Section 12.4, the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits, proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

Section 12.5. Member. No personal liability for any debt or obligation of the Company shall attach to the Member or any former Member of the Company. In case the Member or former Member of the Company shall be held to be personally liable solely by reason of his being or having been the Member and not because of his acts or omissions or for some other reason, the Member or former Member (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Company to be held harmless from and indemnified against all loss and expenses arising from such liability; provided, however, there shall be no liability or obligation of the Company arising hereunder to reimburse the Member for taxes paid by reason of such Member's ownership of any Membership Interest or for losses suffered by reason of any changes in value of any Company assets. The Company shall, upon request by the Member or former Member, assume the defense of any claim made against the Member for any act or obligation of the Company and satisfy any judgment thereon.

                              Article XIII

                              Miscellaneous

Section 13.1. Termination of Company. Unless terminated as provided herein, the Company shall continue without limitation of time. The Company or any series of the Company may be terminated in accordance with Section 9.1 hereof.

Upon termination of the Company or any series thereof, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Board of Trustees, the Company shall, in accordance with such procedures as the Board of Trustees consider appropriate, reduce the remaining assets of the Company or of the particular series thereof to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the Member of the Company or such series in the manner set forth by resolution of the Board of Trustees.

Section 13.2. References, Headings. The original or a copy of this instrument and of each amendment hereto shall be kept in the office of the Company where it may be inspected by the Member. Anyone dealing with the Company may rely on a certificate by an officer or Trustee of the Company as to whether or not any such amendments have been made and as to any matters in connection with the Company hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Company to be a copy of this instrument or of any such amendments. In this instrument or in any such amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as a whole and as amended or affected by any such amendment, and masculine pronouns shall be deemed to include the feminine and the neuter, as the context shall require. Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

Section 13.3. Board of Trustees May Resolve Ambiguities. The Board of Trustees may construe any of the provisions of this Agreement and the Bylaws insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof or in the Bylaws, and any such construction by the Board of Trustees in good faith shall be conclusive as to the meaning to be given to such provisions.

Section 13.4. Amendments. Except as otherwise specifically provided in this Agreement, this Agreement may be amended at any time by an instrument in writing signed by a majority of the then Board of Trustees with the consent of the Member holding more than fifty percent (50%) of Membership Interests entitled to vote except that an amendment which in the determination of the Board of Trustees shall affect one or more series or classes of Membership Interests but not all outstanding series or classes shall be authorized by vote of a majority of the Membership Interests entitled to vote of each series and class affected and no vote of the Membership Interests of a series or class not affected shall be required. In addition, notwithstanding any other provision to the contrary contained in this Agreement, the Board of Trustees may amend this Agreement without the vote or consent of the Member (i) at any time if the Board of Trustees deem it necessary in order for the Company or any series or class thereby to meet the requirements of applicable Federal or State laws or regulations, or the requirements of the Internal Revenue Code, (ii) to designate series or classes or exercise other powers with respect thereto in accordance with
Section 4.1 and 4.2 of Article IV hereof, (iii) change the name of the Company or to supply any omission, cure any ambiguity or cure, correct or supplement any defective or inconsistent provision contained herein, or (iv) for any reason at any time before a registration statement under the Securities Act of 1933, as amended, covering the initial public offering of Membership Interests has become effective and Membership Interests have been issued.

Section 13.5. Filing of Certificate of Cancellation. Upon the dissolution and completion of winding up of the Company, the Board of Trustees shall promptly file or cause to be filed a Certificate of Cancellation with the Secretary of State of the State of Delaware. If there is no Board of Trustees, then the Certificate of Cancellation shall be filed by the remaining Member; if there are no remaining Member, the Certificate shall be filed by the last Person to be the Member; if there is neither a Board of Trustees, remaining Member, or a Person who last was the Member, the Certificate shall be filed by the legal or personal representatives of the Person who last was the Member.

Section 13.6. Applicable Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Delaware.

Section 13.7. Jurisdiction and Venue. Any suit involving any dispute or matter arising under this Agreement may be brought in the federal or state court located in the States of Illinois or Delaware having jurisdiction over the subject matter of the dispute or matter. The Member hereby consents to the exercise of personal jurisdiction by any such court with respect to any such proceeding. The Member and the other parties hereto hereby consent to (i) the non-exclusive jurisdiction of the courts of the States of Illinois of Delaware and any Federal court sitting in Chicago, Illinois or Wilmington, Delaware, and
(ii) service of process by first-class mail.

In Witness Whereof, the undersigned, being the Company, the Sole Member of the Company and Sole Trustee, respectively, have executed this Agreement as of the date first written above.

Sole Member:

By /s/  James A. Bowen
  _________________________
Its Sole Trustee and Member

James A. Bowen
1001 Warrenville Road
Lisle, Illinois 60532

Board of Trustees by the Sole Trustee

By /s/  James A. Bowen
___________________________
Its Sole Trustee and Member

James A. Bowen
1001 Warrenville Road
Lisle, Illinois 60532

                               Exhibit A

                            Operating Bylaws

                                   of

                    First Defined Portfolio Fund, LLC

                                Article I

                   Limited Liability Company Agreement

                                   and

                                 Offices

Section 1.1. Agreement of Company. Pursuant to Section 6.1 of the Limited Liability Company Agreement, as from time to time in effect (the "Agreement"), of First Defined Portfolio Fund, LLC, the Delaware limited liability company referenced in the Agreement (the "Company"), the Board of Trustees of the Company is authorized to adopt these Bylaws provided that such Bylaws are not inconsistent with the Agreement. Accordingly, with regards to any provision of these Bylaws that is inconsistent with the Agreement, the terms of the Agreement shall control.

Section 1.2. Other Offices. The Company may have such other offices and places of business within or without the State of Delaware as the Board of Trustees shall determine.

                               Article II

                                 Members

Section 2.1. Place of Meetings. Meetings of the Member may be held at such place or places within or without the State of Delaware as shall be fixed by the Board of Trustees and stated in the notice of the meeting.

Section 2.2. Regular Meeting. No regular meetings of the Member for the election of the Board of Trustees and the transaction of such other business as may properly come before the meeting shall be held unless the Board of Trustees by resolution shall designate such date and time of such meeting or except as otherwise required by applicable law.

Section 2.3. Special Meeting. Special meetings of the Member for any purpose or purposes may be called by the Chairman of the Board, the President or two or more members of the Board of Trustees, and must be called at the written request stating the purpose or purposes of the meeting, of at least 10 percent of the Membership Interests entitled to vote at the meeting.

Section 2.4. Notice of Meetings. Notice stating the time and place of the meeting and in the case of a special meeting the purpose or purposes thereof and by whom called, shall be delivered to the Member not less than ten nor more than sixty days prior to the meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of the adjournment.

Section 2.5. Quorum and Action. (a) Thirty percent (30%) of the voting power of the Membership Interests of the Company entitled to vote at a meeting is a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the Membership Interests present may continue to transact business until adjournment, even though the withdrawal of a number of Membership Interests originally present leaves less than the proportion or number otherwise required for a quorum.

    (b) The Company shall take action by the affirmative vote of a majority, except in the case of the election of Trustees which shall only require a plurality, of the voting power of the Membership Interests present and entitled to vote at a meeting of the Member at which a quorum is present, except as may be otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), or the Agreement.

Section 2.6. Voting. At each meeting of the Member, each Membership Interests then entitled to vote may be voted by the Member in person or by proxy and shall be entitled to one vote for each Membership Interest. As provided in Section 2.8 of this Agreement, to the extent required by applicable laws, regulations and Commission positions, the Member is required to submit matters requiring a vote to the Variable Annuity Owners and to vote each Membership Interest in accordance with the instructions of the Variable Annuity Owner who has an indirect right in the Membership Interest pursuant to a Policy issued by American Skandia.

Section 2.7. Proxy Representation. The Member may cast or authorize the casting of a vote through the filing of a written appointment of a proxy with an officer of the Company at or before the meeting at which the appointment is to be effective. The appointment of a proxy is valid for eleven months, unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the Membership Interests.

Section 2.8. Adjourned Meetings. Any meeting of the Member may be adjourned to a designated time and place by the vote of a majority of the Membership Interests present and entitled to vote thereat even though less than a quorum is so present without any further notice except by announcement at the meeting. An adjourned meeting may reconvene as designated, and when a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

                               Article III

                            Board of Trustees

Section 3.1. Qualifications and Number: Vacancies. Each Trustee shall be a natural person. A Trustee need not be the Member, a citizen of the United States, or a resident of the State of Delaware. The number of Trustees of the Company, their term and election and the filling of vacancies, shall be as provided in the Agreement.

Section 3.2. Powers. The business and affairs of the Company shall be managed under the direction of the Board of Trustees. All powers of the Company may be exercised by or under the authority of the Board of Trustees, except those conferred on or reserved to the Member by law, the Agreement or these Bylaws.

Section 3.3. Investment Polices. It shall be the duty of the Board of Trustees to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Company are at all times consistent with the investment objectives, policies and restrictions with respect to securities investments and otherwise of the Company filed from time to time with the Securities and Exchange Commission and as required by the 1940 Act, unless such duty is delegated to an investment adviser pursuant to a written contract, as provided in the Agreement. The Board of Trustees may delegate the duty of management of the assets of the Company to an individual or corporate investment adviser or subadviser to act as investment adviser or subadviser pursuant to a written contract. However, the Board of Trustees is responsible for the general supervision of the duties performed for the Company by any such party.

Section 3.4. Meetings. Regular meetings of the Board of Trustees may be held without notice at such times as the Board of Trustees shall fix. Special meetings of the Board of Trustees may be called by the Chairman of the Board or the President, and shall be called at the written request of two or more Trustees. Unless waived by each Trustee, three days' notice of special meetings shall be given to each Trustee in person, by mail, by telephone, or by telegram or cable, or by any other means that reasonably may be expected to provide similar notice. Notice of special meetings need not state the purpose or purposes thereof. Meetings of the Board of Trustees may be held at any place within or outside the United States. A conference among Trustees by any means of communication through which the Trustees may simultaneously hear each other during the conference constitutes a meeting of the Board of Trustees or of a committee of the Board of Trustees, if the notice requirements have been met (or waived) and if the number of Trustees participating in the conference would be sufficient to constitute a quorum at such meeting. Participation in such meeting by that means constitutes presence in person at the meeting.

Section 3.5. Quorum and Action. A majority of the members of the Board of Trustees currently holding office, or in the case of a meeting of a committee of the Board of Trustees, a majority of the members of such committee, shall constitute a quorum for the transaction of business at any meeting. If a quorum is present when a duly called or held meeting is convened, the Trustees present may continue to transact business until adjournment, even though the withdrawal of a number of Trustees originally present leaves less than the proportion or number otherwise required for a quorum. At any duly held meeting at which a quorum is present, the affirmative vote of the majority of the Trustees present shall be the act of the Board of Trustees or the committee, as the case may be, on any question, except where the act of a greater number is required by these Bylaws or by the Agreement. No individual Trustee shall have the power to act for or on behalf of, or to bind, the Company except as provided by the Agreement, Bylaws or by a resolution of the Board of Trustees.

Section 3.6. Action by Written Consent in Lieu of Meetings of Board of Trustees. An action which is required or permitted to be taken at a meeting of the Board of Trustees or a committee of the Board of Trustees may be taken by written action signed by the number of Trustees that would be required to take the same action at a meeting of the Board of Trustees or committee, as the case may be, at which all Trustees were present and voted. The written action is effective when signed by the required number of Trustees, unless a different effective time is provided in the written action. When written action is taken by less than all Trustees, all Trustees shall be notified immediately of its text and effective date.

Section 3.7. Committees. The Board of Trustees, by resolution adopted by the affirmative vote of a majority of the Board of Trustees, may designate from its members an Executive Committee, an Audit Committee and any other committee or committees, each such committee to consist of two or more Trustees and to have such powers and authority (to the extent permitted by law) as may be provided in such resolution. Any such committee may be terminated at any time by the affirmative vote of a majority of the Trustees.

                               Article IV

                                Officers

Section 4.1. Number and Qualifications. The officers of the Company shall include a Chairman of the Board, a President, a Controller, one or more Vice Presidents (one of whom may be designated an Executive Vice President), a Treasurer, and a Secretary. Any two or more offices may be held by the same person. Unless otherwise determined by the Board of Trustees, each officer shall be appointed by the Board of Trustees for a term which shall continue until the meeting of the Board of Trustees following the next regular meeting of the Member and until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these Bylaws. The Board of Trustees may from time to time elect, or delegate to the Chairman of the Board or the President, or both, the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Company. Such other officers shall hold office for such terms as may be prescribed by the Board of Trustees or by the appointing authority.

Section 4.2. Resignations. Any officer of the Company may resign at any time by giving written notice of his resignation to the Board of Trustees, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.3. Removal. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the Board of Trustees present at a duly convened meeting of the Board of Trustees.

Section 4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term by the Board of Trustees, or in the manner determined by the Board of Trustees.

Section 4.5. The Chairman of the Board. The Chairman of the Board shall be elected from among the Board of Trustees. He shall be the chief executive officer of the Company and shall:

          (a) have general active management of the business of the Company;

          (b) when present, preside at all meetings of the Board of Trustees and of the Member;

          (c) see that all orders and resolutions of the Board of Trustees are carried into effect; and

          (d) sign and deliver in the name of the Company any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Company, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Agreement or Bylaws or by the Board of Trustees to some other officer or agent of the Company.

The Chairman of the Board shall be authorized to do or cause to be done all things necessary or appropriate, including preparation, execution and filing of any documents, to effectuate the registration from time to time of the Membership Interests of the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. He shall perform all duties incident to the office of Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Trustees or by these Bylaws.

Section 4.6. The President. The President shall be the chief operating officer of the Company and, subject to the Chairman of the Board, he shall have general authority over and general management and control of the business and affairs of the Company. In general, he shall discharge all duties incident to the office of the chief operating officer of the Company and such other duties as may be prescribed by the Board of Trustees and the Chairman of the Board from time to time. The President shall also have the power to appoint and terminate authorized persons and agents of the Company. In the absence of the Chairman of the Board or in the event of his disability or inability to act or to continue to act, the President shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

Section 4.7. Executive Vice-President. In the case of the absence or inability to act of the President and the Chairman of the Board, any Executive Vice-President shall perform the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. Any Executive Vice-President shall perform all duties incident to the office of Executive Vice-President and such other duties as from time to time may be assigned to him by the Board of Trustees, the President or these Bylaws.

Section 4.8. Vice Presidents. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Board of Trustees, the Chairman of the Board or the President.

Section 4.9.             Controller.  The Controller shall:

          (a)  keep accurate financial records for the Company;

          (b) render to the Chairman of the Board, the President and the Board of Trustees, whenever requested, an account of all transactions by and of the financial condition of the Company; and

          (c) in general, perform all the duties incident to the office of Controller and such other duties as from time to time may be assigned to him by the Board of Trustees, the Chairman of the Board or the President.

Unless the Board of Trustees determines otherwise, the Treasurer of the Company shall also serve as Controller.

Section 4.10.            Treasurer.  The Treasurer shall:

          (a) have charge and custody of, and be responsible for, all the funds and securities of the Company, except those which the Company has placed in the custody of a bank or trust company pursuant to a written agreement designating such bank or trust company as custodian of the property of the Company, as required by Article X of the Agreement;

          (b) deposit all money, drafts, and checks in the name of and to the credit of the Company in the banks and depositories designated by the Board of Trustees;

          (c) endorse for deposit all notes, checks, and drafts received by the Company making proper vouchers therefor;

          (d) disburse corporate funds and issue checks and drafts in the name of the Company, as ordered by the Board of Trustees; and

          (e) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Trustees, the Chairman of the Board or the President.

Section 4.11.            Secretary.  The Secretary shall:

          (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Trustees, the committees of the Board of Trustees and the Member;

          (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by statute;

          (c) maintain records and serve as custodian of the records of the Company;

          (d) see that the books, reports, statements, certificates and other documents and records required by statute to be kept and filed are properly kept and filed;

          (e) Whenever necessary, certify all proceedings of the Board of Trustees and the Member; and

          (f) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Trustees, the Chairman of the Board or the President.

Section 4.12. Salaries. The salaries of all officers shall be fixed by the Board of Trustees.

                                Article V

                          Membership Interests

Section 5.1.             Membership Interest Certificates.  No
Membership Interest certificates shall be issued.

Section 5.2. Books and Records; Inspection. The Company shall keep at its principal executive office, or at another place or places within the United States determined by the Board of Trustees, a Membership Interest register not more than one year old, containing the name and address of the Member and the number of Membership Interests held by the Member. The Company shall also keep, at its principal executive office, or at another place or places within the United States determined by the Board of Trustees, a record of the dates on which certificates representing Membership Interests were issued.

Section 5.3. Membership Interest Transfers. Upon compliance with any provisions restricting the transferability of the Membership Interest that may be set forth in the Agreement, these Bylaws, or any resolution or written agreement in respect thereof, transfers of Membership Interests of the Company shall be made only on the books of the Company by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with an officer of the Company, or with a transfer agent or a registrar and on surrender of any certificate or certificates for such Membership Interests properly endorsed and the payment of all taxes thereon.
Except as may be otherwise provided by law or these Bylaws, the person in whose name Membership Interests stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company.

Section 5.4. Regulations. The Board of Trustees may make such additional rules and regulations, not inconsistent with these

Bylaws, as they may deem expedient concerning the issue, certification, transfer and registration of Membership Interests of the Company. They may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars.

Section 5.5. Record Date: Certification of Membership Interests. (a) The Board of Trustees may fix a date not more than ninety (90) days before the date of a meeting of the Member as the date for the determination of the Membership Interests entitled to notice of and entitled to vote at the meeting or any adjournment thereof.

    (b) The Board of Trustees may fix a date for determining the Member entitled to receive payment of any dividend or distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of Membership Interests.

    (c) In the absence of such fixed record date, (i) the date for determination of the Member entitled to notice of and entitled to vote at a meeting of the Member shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, and (ii) the date for determining the Member entitled to receive payment of any dividend or distribution or an allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of Membership Interests shall be the close of business on the day on which the resolution of the Board of Trustees is adopted.

                               Article VI

                              Miscellaneous

Section 6.1. Fiscal Year. The fiscal year of the Company shall be as fixed by the Board of Trustees of the Company.

Section 6.2. Notice and Waiver of Notice. (a) Any notice of a meeting required to be given under these Bylaws to the Member or the Board of Trustees, or both, may be waived by any such person (i) orally or in writing signed by such person before, at or after the meeting or
(ii) by attendance at the meeting in person or, in the case of the Member, by proxy.

    (b) Except as otherwise specifically provided herein, all notices required by these Bylaws shall be printed or written, and shall be delivered either personally, by telecopy, telegraph or cable, or by mail or courier or delivery service, and, if mailed, shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the Member or Trustee at his address as it appears on the records of the Company.

                               Article VII

                               Amendments

Section 7.1. These Bylaws may be amended or repealed, or new Bylaws may be adopted, by the Board of Trustees at any meeting thereof or by action of the Board of Trustees by written consent in lieu of a meeting.

Dated as of January 8, 1999

                                Exhibit B

                      The Dow (sm) Target 5 Portfolio

                                                                                Capital                   Percentage of Membership
Member                             Address                                      Contribution              Interests
American Skandia Life Assurance    One Corporate Drive, Shelton,                $0                        100%
Corporation Variable Account B     Connecticut 06484-0883

                       The Dow (sm) Dart 10 Portfolio

                                                                                Capital                   Percentage of Membership
Member                             Address                                      Contribution              Interests

American Skandia Life Assurance    One Corporate Drive, Shelton,                $0                        100%
Corporation Variable Account B     Connecticut 06484-0883

                       Global Target 15 Portfolio

                                                                                Capital                   Percentage of Membership
Member                             Address                                      Contribution              Interests

American Skandia Life Assurance    One Corporate Drive, Shelton,                $0                        100%
Corporation Variable Account B     Connecticut 06484-0883

Page 1


                         S&P Target 10 Portfolio

                                                                                Capital                   Percentage of Membership
Member                             Address                                      Contribution              Interests

American Skandia Life Assurance    One Corporate Drive, Shelton,                $0                        100%
Corporation Variable Account B     Connecticut 06484-0883

                       NASDAQ Target 15 Portfolio

                                                                                Capital                   Percentage of Membership
Member                             Address                                      Contribution              Interests

American Skandia Life Assurance    One Corporate Drive, Shelton,                $0                        100%
Corporation Variable Account B     Connecticut 06484-0883

                First Trust 10 Uncommon Values Portfolio

                                                                                Capital                   Percentage of Membership
Member                             Address                                      Contribution              Interests

American Skandia Life Assurance    One Corporate Drive, Shelton,                $0                        100%
Corporation Variable Account B     Connecticut 06484-0883

                      First Trust Energy Portfolio

                                                                                Capital                   Percentage of Membership
Member                             Address                                      Contribution              Interests

American Skandia Life Assurance    One Corporate Drive, Shelton,                $0                        100%
Corporation Variable Account B     Connecticut 06484-0883

Page 2


                First Trust Financial Services Portfolio


                                                                                Capital                   Percentage of Membership
Member                             Address                                      Contribution              Interests

American Skandia Life Assurance    One Corporate Drive, Shelton,                $0                        100%
Corporation Variable Account B     Connecticut 06484-0883

                  First Trust Pharmaceutical Portfolio

                                                                                Capital                   Percentage of Membership
Member                             Address                                      Contribution              Interests

American Skandia Life Assurance    One Corporate Drive, Shelton,                $0                        100%
Corporation Variable Account B     Connecticut 06484-0883

                    First Trust Technology Portfolio

                                                                                Capital                   Percentage of Membership
Member                             Address                                      Contribution              Interests

American Skandia Life Assurance    One Corporate Drive, Shelton,                $0                        100%
Corporation Variable Account B     Connecticut 06484-0883

                     First Trust Internet Portfolio

                                                                                Capital                   Percentage of Membership
Member                             Address                                      Contribution              Interests

American Skandia Life Assurance    One Corporate Drive, Shelton,                $0                        100%
Corporation Variable Account B     Connecticut 06484-0883

Amended October, 1999

Page 3